Exhibit 99.1

Terra Property Trust, Inc. and Terra Income Fund 6, Inc. Announce Merger

NEW YORK, May 2, 2022 /PRNewswire/ -- Terra Property Trust, Inc. (“Terra REIT”) and Terra Income Fund 6, Inc. (“Terra BDC”) today jointly announced that they have entered into a definitive merger agreement pursuant to which Terra REIT has agreed to acquire Terra BDC.

Under the terms of the merger agreement, each outstanding share of common stock of Terra BDC will be automatically canceled and converted into the right to receive (i) 0.595 shares (as may be adjusted in accordance with the merger agreement) of the newly designated Class B common stock, par value $0.01 per share, of Terra REIT (“Class B Common Stock”) and (ii) cash in lieu of any fractional shares of Class B Common Stock otherwise issuable. Except with respect to conversion, the shares of Class B Common Stock issued in the merger will have dividend, distribution and other rights identical to those of the existing shares of common stock of Terra REIT. The shares of Class B Common Stock will automatically convert into an equal number of shares of Terra REIT’s newly designated Class A common stock, par value $0.01 per share (“Class A Common Stock”), on specified dates following any listing of shares of Class A Common Stock for trading on a national securities exchange, subject to certain conditions.

The transaction is expected to drive increased efficiency for the combined company while expanding the scale and diversification of its portfolio. In addition to enhancing access to capital markets and increasing liquidity options for current and future stockholders, the combination positions Terra REIT for long-term,

sustainable growth and success.

Upon the closing of the merger, Terra REIT’s existing stockholders are expected to own approximately 80.2% of the combined company’s common stock, while former Terra BDC stockholders are expected to own approximately 19.8% of the combined company’s common stock. In the event of a termination of the merger agreement under specified circumstances, Terra BDC will be required to pay Terra REIT a termination fee of approximately $2.6 million, with a lower fee of approximately $1.1 million payable upon a termination by Terra BDC to enter into a definitive agreement within 60 days of execution of the merger agreement with a person who submits a qualified acquisition proposal within 30 days of execution of the merger agreement.

Management, Governance and Corporate Headquarters

The combined company will continue to operate under the name Terra Property Trust, Inc. and will remain headquartered in New York, New York. Terra REIT Advisors, LLC will continue to manage the combined company. Upon completion of the merger, Terra REIT’s current executive officers will remain in their current roles. The board of directors of the combined company is expected to be comprised of six directors, consisting of Terra REIT’s three current directors and three directors designated by Terra BDC.

Timing and Approvals

The merger agreement was negotiated on behalf of Terra REIT by a special committee comprised of independent directors of Terra REIT’s board of directors (the “REIT Special Committee”) and on behalf of Terra BDC by a special committee comprised of independent directors of Terra BDC’s board of directors (the “BDC Special Committee”). Each of the REIT Special Committee and BDC Special Committee recommended approval of the merger agreement, including the merger, to their respective boards of directors, each of which subsequently approved the merger agreement and the merger. The merger is subject to the approval of Terra BDC’s stockholders.

The merger is expected to close during the third quarter of 2022, subject to approval by the stockholders of Terra BDC and other customary closing conditions.

Advisors

Keefe, Bruyette & Woods, Inc. rendered a fairness opinion to the REIT Special Committee and Alston & Bird LLP is acting as legal advisor to the REIT Special Committee. Robert A. Stanger & Co., Inc. is acting as exclusive financial advisor and Venable LLP is acting as legal advisor to the BDC Special Committee.

Additional Information about the Merger

In connection with the proposed merger, Terra REIT expects to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, containing a proxy statement/prospectus, and other documents with respect to the proposed merger. The proxy statement/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS OF TERRA BDC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY TERRA REIT AND TERRA BDC WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TERRA REIT, TERRA BDC AND THE PROPOSED MERGER.

Stockholders of Terra BDC may obtain free copies of the registration statement, the prospectus and other relevant documents filed by Terra REIT and Terra BDC with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Terra REIT with the SEC are also available free of charge on Terra REIT’s website at www.terrapropertytrust.com. Copies of the documents filed by Terra BDC with the SEC are also available free of charge on Terra BDC’s website at www.terrafund6.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Participants in Solicitation Relating to the Merger

Terra BDC and its directors and executive officers, and certain other affiliates of Terra BDC, may be deemed to be participants in the solicitation of proxies from the stockholders of Terra BDC in respect of the proposed merger. Information regarding Terra BDC’s directors and executive officers can be found in Terra BDC’s most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2021. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Terra BDC using the sources indicated above.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of Terra REIT and Terra BDC and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Neither Terra REIT nor Terra BDC can give any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, (i) the risk that the merger will not be consummated within the expected time period or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iii) the inability of Terra BDC to obtain requisite stockholder approvals or the failure to satisfy the other conditions to completion of the merger; (iv) risks related to disruption of management attention from the ongoing business operations due to the proposed merger; (v) the effect of the announcement of the proposed merger on the operating results and businesses generally of Terra REIT and Terra BDC; (vi) the outcome of any legal proceedings relating to the merger; (vii) Terra REIT’s expected financial performance, operating results and ability to make distributions to its stockholders; (viii) the potential negative impacts of a novel coronavirus ("COVID-19") on the global economy and the impacts of COVID-19 on Terra REIT's and Terra BDC’s financial condition, results of operations, liquidity and capital resources and business operations; (ix) the availability of attractive risk-adjusted investment opportunities in Terra REIT's targeted assets and other real estate-related investments that satisfy its objectives and strategies; (x) the origination or acquisition of Terra REIT's targeted assets, including the timing thereof; (xi) volatility in Terra REIT’s industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise; (xii) changes in Terra REIT’s investment objectives and business strategy; (xiii) the availability of financing on acceptable terms or at all; (xiv) the performance and financial condition of Terra REIT’s borrowers; (xv) changes in interest rates and the market value of Terra REIT’s assets; (xvi) borrower defaults or decreased recovery rates from Terra REIT's borrowers; (xvii) changes in prepayment rates on Terra REIT’s loans; (xviii) Terra REIT's use of financial leverage; (xix) the ability to retain key personnel; (xx) legislative and regulatory changes that could adversely affect the businesses of Terra REIT and Terra BDC; (xxi) risks related to integrating Terra BDC’s assets and operation following the merger; (xxii) limitations imposed on Terra REIT’s business and its ability to satisfy complex rules in order for Terra REIT to maintain Terra REIT’s qualification as a REIT for U.S. federal income tax purposes; and (xxiii) other factors, including those set forth in the Risk Factors section of Terra REIT’s and Terra BDC’s most recent Annual Reports on Form 10-K and other reports filed by Terra REIT and Terra BDC with the SEC, copies of which are available on the SEC's website, www.sec.gov. Neither Terra REIT nor Terra BDC undertakes any obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Terra Property Trust, Inc.

Terra Property Trust, Inc. is an externally managed, real estate credit focused company that originates, structures, funds and manages commercial real estate credit investments, including mezzanine loans, first mortgage loans, subordinated mortgage loans and preferred equity investments throughout the United States. Terra REIT's objective is to continue to provide attractive risk-adjusted returns to its stockholders, primarily through regular distributions. Terra REIT has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016. Terra REIT is externally advised by Terra REIT Advisors, LLC, an affiliate of Terra Capital Partners.

About Terra Income Fund 6, Inc.

Terra Income Fund 6, Inc. is an externally managed, specialty finance company that invests primarily in commercial real estate loans, preferred equity real estate investments and select commercial real estate-related debt securities of private companies. Terra BDC’s primary investment objectives are to pay attractive and stable cash distributions and to preserve, protect and return capital contributions to stockholders. Terra BDC is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. Terra BDC is externally advised by Terra Income Advisors, LLC, an affiliate of Terra Capital Partners.

Media Contacts

Terra Property Trust, Inc. and Terra Income Fund 6, Inc.

Jonathan Keehner / Erik Carlson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449